EXHIBIT 23.2
                                                               ------------

                     SHATSWELL, MacLEOD & COMPANY, P.C.
                        CERTIFIED PUBLIC ACCOUNTANTS

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 filed by Slade's Ferry Bancorp (the "Company") in connection with the Company's Dividend Reinvestment and Common Stock Purchase Plan of our report dated January 15, 2003 (except for Note 11 which is March 5,
2003) included in the Company's 10-K report for the fiscal year ended December 31, 2002. We also consent to the references to our firm as an independent accounting and auditing firm in the Form S-3 Registration Statement.

                                  /s/ Shatswell, MacLeod & Company, P.C.
                                  SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
October 27, 2003


           83 PINE STREET * WEST PEABODY, MASSACHUSETTS 01960-3635
             TELEPHONE (978) 535-0206 * FACSIMILE (978) 535-9908
                smc@shatswell.com          www.shatswell.com


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